U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO
                               ------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             AcquireStuff.com, Inc.,
                             -----------------------
             (Exact name of registrant as specified in its charter)

Delaware                        8721                                98-0335282
--------                        ----                                ----------
(State or other        (Primary Standard Industrial           (I.R.S. Employer
jurisdiction of         Classification Code Number)         Identification No.)
incorporation or
organization)

265 Enfield Place, Mississauga, Ontario, Canada                        L5B 3Y7
-----------------------------------------------                        -------
(Address of registrant's principal executive offices)               (Zip Code)

                                  416.526.0521
                                  ------------
              (Registrant's Telephone Number, Including Area Code)


                                 Deron M. Colby
                                  MC Law Group
                         4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)


Approximate date of proposed sale to the public: >From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
===================================== =================== ================== ==================== ================
               Title of each class          Amount         Proposed maximum    Proposed maximum      Amount of
                  of securities             to be           offering price        aggregate        registration
                 to be registered         registered           per share        offering price          fee
------------------------------------- ------------------- ------------------ -------------------- ----------------
Common Stock, $.001 par value             8,100,000              $0.25          $2,025,000.00         $534.60
===================================== =================== ================== ==================== ================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                 AcquireStuff.com, Inc., a Delaware corporation

                        8,100,000 Shares of Common Stock


The selling security holders want to sell 8,100,000 shares of our common stock. The offered shares were acquired by the selling security holders in private placement transactions which we believe were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling security holders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system. Except for the founders shares issued to Donald Borrie and Daniel Beston, the selling shareholders purchased the shares being offered for resale during the period August 14, 2000 through May 14, 2001. 5,100,000 shares of founders common stock were issued on August 18, 2000. 3,050,000 of those shares were issued to Donald Borrie and 2,050,000 of those shares were issued to Daniel Betson as founders stock for their efforts in forming and capitalizing the company.

Based on the proposed maximum offering price per share of $.25 per share, Mr. Borrie's estate would realize a profit of approximately $762,500 if all of his offered shares were sold at the proposed maximum offering price. Mr. Betson would realize a profit of $512,500 if all of his offered shares were sold at the proposed maximum offering price. Because all of the issued and outstanding shares are being registered for resale, potential buyers of our common stock will pay $2,025,000 for a company with total assets of approximately $7,375 (at June 30, 2002); no operations or revenues; no proven business plan; and the company will not receive any of the proceeds from this offering.


The shares of common stock offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus and selling shareholders may not sell their shares until those shares are qualified or registered under various state Blue Sky laws, or unless an exemption from such qualification or registration is available. Selling shareholders and brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration. We will not receive any of the proceeds from the sale of those shares being offered.

A purchase of our common stock is highly speculative and investors should not purchase shares of our common stock unless they can afford to lose their entire investment.

See "Risk Factors" on pages 6 to 10 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


=============== ===================== ====================== ==============================
                 Price to the Public  Costs of the Offering     Proceeds to the Company(1)
--------------- --------------------- ---------------------- ------------------------------
Per Share               $0.25                 $0.002                     $0.00
--------------- --------------------- ---------------------- ------------------------------
Total Offering      $2,025,000.00           $15,934.60                   $0.00
=============== ===================== ====================== ==============================
(1) The company will not receive any of the proceeds of this offering, but will pay the costs of the offering.




                The date of this prospectus is September 25, 2002
                              Subject to completion

                                TABLE OF CONTENTS

Prospectus Summary............................................................4
Risk..........................................................................5
Factors.......................................................................5
       If we do not obtain additional financing, our business will fail.......5
       In order to raise additional financing, we will likely issue additional shares of our common stock or issue shares of our preferred stock; as a result, our current shareholders, including any of the purchasers of offered shares, will be diluted...............5
       There is substantial doubt about our ability to continue as a going concern................................................................5
       If we are able to effectively implement our business plan, we will face intense competition, which could eventually force us out of business...............................................................5
       We face numerous operational risks associated with a new and unproven business model................................................6
       We have no operating history upon which an evaluation of our prospects can be made..................................................6
       We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our growth and operating results.....................6
       Our common stock will be subject to penny stock regulation which will make it difficult for investors to sell their stock...............6
       We lack a trading market for our common stock..........................7
       We are registering all of the issued and outstanding shares of common stock, including those shares owned by our officers and directors. The selling security holders, including our officers and directors, may sell all of their shares as soon as possible, which could significantly decrease the price of our common stock and reduce our officers' and directors' desire to see us succeed...........7
       The offering price of our common stock is not supported by the value of our current assets..................................................7
       Our sole officer and director is not subject to a non-competition agreement and may participate in competing businesses..................7
       The loss of Mr. Borrie from our management team severely harms our future prospects..............................................................7
       Since the loss of Mr. Borrie, we will depend on the efforts and abilities of Daniel Betson, our sole officer, to continue operations and generate revenues..................................................7
       The composition of our future management team is uncertain.............7
       Your ability to sue our officer and director or reach our assets is limited because our sole officer and director is a Canadian citizen and our assets are located in Canada...................................7
       Our Certificate of Incorporation limits the liability of our officers and directors.................................................7
       We may be subject to government regulation of the Internet and face many legal uncertainties...............................................8
       We have facilities in Canada and are subject to numerous general risks associated with our foreign operations...........................8
       The utilization or other exploitation of the services sold by us may require us to obtain licenses or consents from government regulatory or other licensing authorities.........................................8
       We could become subject to unforeseen taxes which would require us to spend more for operating expenses and might force us out of business...............................................................8
       We have not paid any dividends on our common stock and do not plan to do so in the near future............................................9
Use of Proceeds...............................................................9
Determination of Offering Price...............................................9
Dilution......................................................................9
Selling Security Holder.......................................................9
Plan of Distribution.........................................................11
Legal Proceedings............................................................12
Directors, Executive Officers, Promoters and Control Persons.................12
Security Ownership of Certain Beneficial Owners and Management...............13
Description of Securities....................................................13
Interest of Named Experts and Counsel........................................13
Organization Within Last Five Years..........................................14
Description of Business......................................................14
Management's Discussion and Analysis of Financial Condition and Results of
Operations...................................................................16
Description of Property......................................................17
Certain Relationships and Related Transactions...............................17
Market for Common Equity and Related Stockholder Matters.....................17
Executive Compensation.......................................................18
Financial Statements.........................................................19
Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure...................................................................42
Legal Matters................................................................42
Experts......................................................................42
Additional Information.......................................................42
Indemnification of Directors and Officers....................................42
Other Expenses of Issuance and Distribution..................................43
Recent Sales of Unregistered Securities......................................43
Exhibits.....................................................................43
Undertakings.................................................................44
Signatures...................................................................45

Prospectus Summary
------------------

Our business:                      This summary highlights all material
                                   information contained in the prospectus, but you should read the entire prospectus before purchasing any shares of our common stock.
                                   Our principal business address is 265 Enfield
                                   Place, Mississauga, Ontario, Canada LSB 3Y7.
                                   Our telephone number is 416.526.0521.

                                   We intend to locate and hire a select group of independent commodity tax consultants who have knowledge and understanding of, at least initially, the Canadian tax system. We intend to provide tax services including, but not limited to, retroactive audits to determine how issues, rulings, changes in legislation and government incentive programs may affect the taxes that companies pay. If it is determined that a particular company has overpaid taxes or has missed an opportunity to recover or receive a refund, we shall assist such company in obtaining the funds.

Our state of organization:         We were incorporated in Delaware on August
                                   17, 2000.

Number of shares being offered:    The selling security holders want to sell
                                   8,100,000 shares of our common stock. The offered shares were acquired by the selling security holders in private placement transactions which we believe were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.
                                   Except for the founders shares issued to Donald Borrie and Daniel Beston, the selling shareholders purchased the shares being offered for resale during the period August
                                   14, 2000 through May 14, 2001. 5,100,000
                                   shares of founders common stock were issued on August 18, 2000. 3,050,000 of those shares were issued to Donald Borrie and 2,050,000 of those shares were issued to Daniel Betson as founders stock for their efforts in forming and capitalizing the company.

Number of shares outstanding:      8,100,000 shares of our common stock are
                                   issued and outstanding. We have no other securities issued.


Benefits of offering to our        Based on the proposed maximum offering price
currentofficer and sole Director   per share of $.25 per share, Donald Borrie's
and former officer's estate:       estate would realize a profit of
                                   approximately $762,500 if all of offered shares were sold at the proposed maximum offering price. Daniel Betson, our president, secretary and sole director, would realize a profit of $512,500 if all of his offered shares were sold at the proposed maximum offering price. Because all of issued and outstanding shares are being registered for resale, potential buyers of our common stock will pay $2,025,000 for a company with total assets of $7,375 as at June 30, 2002; no revenues; no proven business plan; and the company will not receive any of the proceeds from this offering.

Benefits of offering to            If the selling security holders sell all of
the non-affiliate selling          their offered shares, the buyers of our
security holders:                  common stock will pay a total of $2,025,000
                                   for a company with current assets of
                                   approximately $7,375 (at 6/30/02) and an accumulated deficit of approximately $45,000.
                                   In addition to the profits realized by Mr.
                                   Borrie's estate and Mr. Betson, our
                                   non-affiliate selling security holder would each realize a profit of $0.24 per share.


Estimated use of proceeds:         We will not receive any of the proceeds from
                                   the sale of those shares being offered.
                                   However, we will pay the costs of the
                                   offering.


Our stock:                         Our common stock is not currently quoted on
                                   the OTC Bulletin Board, or on any other
                                   national securities exchange or automated quotation system. In order to participate on the OTC Bulletin Board, we must first become a reporting company under the Securities
                                   Exchange Act of 1934. A sponsoring market maker for our stock must then submit an application for our company to participate on the OTC Bulletin Board and for the purchase and sales prices of our securities to be quoted. The requirements for participation on a national securities exchange include minimum asset values and minimum stock prices which we do not believe we can meet in the foreseeable future. Because our common stock does not meet the requirements for listing on a national stock exchange, [material omitted] our stock is illiquid and has no public market.

                                  RISK FACTORS

The following is a summary of the material risks of an investment in our common stock.

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

If we do not obtain additional financing, our business will fail.
-----------------------------------------------------------------


Our current operating funds are less than those necessary to implement our business plan, and, therefore, we will need to obtain additional money. We do not currently have any arrangements for financing and we may not be able to obtain additional financing. We believe the only realistic source of future funds presently available to us is by the sale of our equity securities. However, we do not currently have commitments or agreements for additional funding either through the sale of our stock or otherwise. Moreover, we have not yet engaged in any negotiations related to additional funding. Our inability to arrange for additional financing will harm our ability to move forward with our business plan and our capacity to earn revenues will be damaged. We will not receive any money from this offering, but we have agreed to pay the costs of registering the common stock being offered with the Securities and Exchange Commission, which will further strain our finances.

In order to raise additional financing, we will likely issue additional shares of our common stock or issue shares of our preferred stock; as a result, our current shareholders, including any of the purchasers of offered shares, will be diluted.
----------------------------------------------------------------------------

In order to raise additional funding, we will likely sell additional shares of our stock, either common or otherwise. Any sale of our equity securities will result in dilution to our existing shareholders, which means the value of any common stock you purchase could decrease if we sell more of our common stock to raise money. Our board of directors has absolute discretion, subject at all times to our governing corporate documents and applicable law, to issue additional shares of our stock.

Our financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our general business strategy is unproven, and we are not generating revenues; however, we continue to incur legal, accounting, and other business and administrative expenses. For the three month period ended June 30, 2002, we incurred total expenses of $4,494. For the six-month period ended June 30, 2002, we incurred expenses of $17,632. As such, we believe to continue as a going concern we will require approximately $800 to $1,000 a month. For the next 12 months, we will need approximately $9,600 to $12,000 to pay our expenses. However, we intend to increase our expenses as we continue developing our business plan. In order to maintain our current expenditures as well as increase our expenses in furtherance of our business plan, we will need to raise additional funds. We do not have any commitments for such funds. If we are not able to raise additional operating funds either through the sale of our capital stock or through borrowings, we may be forced to dissolve the company. If we are forced to dissolve the company, investors in us would likely lose their entire investment in us. In such an event, it will be extremely difficult for an investor to recover any of his or her investment.

If we are able to effectively implement our business plan, we will face intense competition, which could eventually force us out of business.
--------------------------------------------------------------

As we have not begun revenue producing activities, we do not yet compete with other businesses. [material omitted] Assuming we are able to effectively implement our business plan and begin revenue producing activities, our competitors will consist mainly of chartered accountants who have established name recognition and prestige. We will be competing with well-financed accounting firms. Many of our competitors will have a large client base, name recognition and superior resources. [material omitted] Our future growth and financial success will depend on our ability to establish and expand our market penetration. [material omitted] If we cannot compete successfully, our business will fail.

We face numerous operational risks associated with a new and unproven business model.
-------------------------------------------------------------------------------

We have designed a new business model that is substantially dependent on a relatively complex tax recovery system. The success of our business heavily rests upon whether we can effectively fulfill our obligations to our clients by providing them with effective and efficient tax recovery services. The success of our business model has yet to be proven. Our business model may not attract enough interest to maintain our operations. If we are unable to attract significant interest in our services and if we are unable to effectively recover overpaid taxes for our clients, we may lose existing customers or fail to attract new customers. Additionally, the efficient and timely execution of our business model is critical to consumer acceptance of our services. If we are unable to meet customer service expectations as a result of operational issues, we will not be able to develop customer relationships that result in repeat business, and our business will fail.

We have no operating history upon which an evaluation of our prospects can be made.
------------------------------------------------------------------------------

We were incorporated on August 17, 2000. Since our incorporation we have focused on developing the operating model of our business. We have not yet initiated our commercial services. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered by new start-up businesses and the tax industry in general. The continued development of our services involves significant risks, including but not limited to:

     o    An unproven business plan;
     o    Lack of sufficient clients, revenue or cash flow;
     o Uncertainty as to how long our management will remain with us; o Continued capital expenditures; and
     o    Lack of widespread acceptance of our tax retrieval services.

Our business strategy may not be successful. Our failure to address any of the risks described above could force us out of business.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our growth and operating results.
-----------------------------------------------------------------------------

Our business strategy is unproven. It involves providing the support and assistance of commodity tax specialists who will review current and past corporate tax returns and locate any over-payments or opportunities for tax refunds, returns or grants that the client may not be aware of, and assisting our clients to apply for, receive and /or recover these funds where applicable. We may not be able to implement this business strategy. Our ability to implement this business strategy is dependent on our ability to:

     o Develop a functional, user-friendly website through which we can advertise and explain our services. Currently, our website is not operational.
     o Procure agreements with various entities through both our website and through phone and facsimile. Our ability to do this successfully is unproven.
     o Locate and hire (or retain as independent contractors) a select number of independent commodity tax specialists who have an ongoing, comprehensive knowledge and understanding of the existing corporate tax systems. To date, we have not located or retained any such persons either as employees or as independent contractors because we do not have the money to do so.

Because we have not taken the steps necessary to implement our business strategy, an investment in our common stock is highly speculative. Even if we take the steps necessary to implement our business strategy it may ultimately prove unsuccessful.

Our common stock will be subject to penny stock regulation which will make it difficult for investors to sell their stock.
-----------------------------------------------------------------------------

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and our salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of our securities become subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

We lack a trading market for our common stock.
----------------------------------------------

No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling security holders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system. There is no public market or trading market for our common stock, which will make it difficult for investors to sell any of our common stock.

We are registering all of the issued and outstanding shares of common stock, including those shares owned by our sole officer and director and our former officer's estate. The selling security holders, including our officers and directors, may sell all of their shares as soon as possible, which could significantly decrease the price of our common stock and reduce our officers' and directors' desire to see us succeed.
----------------------------------------------------------------------------


All of the stock owned by the selling security holders, including our sole officer and director and our former officer and director's estate, will be registered by the registration statement of which this prospectus is a part. The selling security holders, including our current officer and director as well as our former officer and director's estate (who are also principal shareholders, owning 5,100,000 shares of our common stock), may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly. More importantly, since our current officer and director and our former officer and director's estate may sell all of their shares of our common stock, their interest in seeing that we succeed may be greatly reduced if they sell all or most of their equity in our company.


The offering price of our common stock is not supported by the value of our current assets.
---------------------------------------------------------------------------


If all of our issued and outstanding shares are sold by the selling security holders for $0.25 per share, potential buyers of our common stock will pay $2,025,000 for a company with total assets of approximately $7,375 at June 30, 2002; no operations or revenues; and no proven business plan.


Our sole officer and director is not subject to a non-competition agreement and may participate in competing businesses.
------------------------------------------------------------------------------

Our officer and director is not a signatory to a non-competition agreement with us and may engage in other activities, even business activities that compete directly with our business. If our officer and director became involved with competing businesses, it would create conflicts of interests in allocating time, services, and functions between the other business ventures and us, and would certainly have the practical effect of impeding the development of our business because he would no longer devote all of his time and attention to our business.

The loss of Mr. Borrie from our management team severely harms our future prospects.
--------------------------------------------------------------------------


Donald Borrie, our past president and a former member of our board of directors recently passed away unexpectedly. Mr. Borrie's experience with Revenue Canada Taxation (which is now called the Canada Customs and Revenue Agency) was crucial to our effectuating our business plan relating to recovery of commodity taxes in Canada. Now that Mr. Borrie has passed away, we will be forced to locate and hire a suitable replacement. There is no guarantee that we will be able to find an individual or group of individuals with similar qualifications as Mr. Borrie's. If we are unable to locate a suitable replacement or if a suitable replacement is too costly, our ability to continue with our business plan and earn revenues will be harmed. We have not yet located a suitable replacement.

Since the loss of Mr. Borrie, we will depend on the efforts and abilities of Daniel Betson, our sole officer, to continue operations and generate revenues.
------------------------------------------------------------------------------

As Donald Borrie, our former president and director, has passed away, Mr. Betson is our only employee and our sole officer and director. The interruption of the services of Mr. Betson will significantly hinder our operations, profits and future development, if a suitable replacement is not promptly obtained. We do not currently have an executive compensation agreement with him. We cannot guaranty that Mr. Betson will remain with us. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel, including personnel to replace Mr. Borrie. We may not be able to attract and retain qualified personnel.


The composition of our future management team is uncertain.
------------------------------------------------------------

If our selling shareholders sell their shares to a small number of investors, those new investors could vote out the current director. The new directors would have the authority to install new officers, which would result in entirely new management for our company.


Your ability to sue our officer and director or reach our assets is limited because our sole officer and director is a Canadian citizen and our assets are located in Canada.
-------------------------------------------------------------------------


Our selling shareholders are Canadian citizens with easy access to Canadian courts. Non-Canadian persons who are considering purchasing our common stock must realize that it may be difficult or impossible to sue our officer and director for intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders unless such a suit is initiated in Canada.

Our Certificate of Incorporation limits the liability of our officers and directors.
--------------------------------------------------------------------------

Article Sixth of our Certificate of Incorporation includes a provision eliminating or limiting the personal liability of our directors to the Company and its shareholders for damages for breach of fiduciary duty as a director. Moreover, the Delaware General Corporation Law provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

We may be subject to government regulation of the Internet and face many legal uncertainties.
------------------------------------------------------------------------------

We are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to commerce on the Internet. Because of the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to issues such as user privacy, pricing and characteristics and quality of products and services.

Several telecommunications carriers are attempting to have telecommunications over the Internet regulated by the Federal Communications Commission ("FCC") in the same manner as other telecommunications services. In addition, because the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with significant Internet use have begun to experience interruptions in telephone service, local telephone carriers have petitioned the FCC to regulate Internet Service Providers ("ISPs") and Online Service Providers ("OSPs") in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs. If the requested relief is granted, the costs of communicating on the Internet could increase substantially, potentially reducing the growth in use of the Internet, which could in turn decrease the demand for our services.

We have facilities in Canada and are subject to numerous general risks associated with our foreign operations.
----------------------------------------------------------------------

Foreign operations are generally subject to risks such as transportation delays and interruptions, political and economic disruptions, the imposition of tariffs and import and export controls, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, changes in governmental policies, restrictions on the transfer of funds, currency fluctuations and potentially adverse tax consequences. The growth of our international operations will subject us to greater exposure to these risks.

The utilization or other exploitation of the services sold by us may require us to obtain licenses or consents from government regulatory or other licensing authorities.
---------------------------------------------------------------------------

In the event we are unable, if so required, to obtain any necessary licenses or consents on terms and conditions which we consider to be reasonable, we may be required to stop providing services affected by government regulation. In the event we are challenged by a government regulatory agency, or other licensing authority there can be no assurance that we will have the financial or other resources to defend any resulting legal action, which could be significant.

We could become subject to unforeseen taxes which would require us to spend more for operating expenses and might force us out of business.
-----------------------------------------------------------

A number of proposals have been made at various federal, state and local agencies that would impose additional taxes on the sale of services on the Internet. Such proposals, if adopted, could substantially impair the growth of e-commerce, and could adversely affect our ability to derive financial benefit from such activities. In addition, a number of countries have announced, or are considering, additional regulation in many of the foregoing areas. Those laws and regulations, if enacted in the United States or elsewhere, could have a material adverse effect on our business, operating results, and financial condition, especially because we are not currently generating any revenues. Moreover, the applicability to the Internet of the existing laws governing issues such as property ownership, copyright, defamation, obscenity and personal privacy is uncertain, and we may be subject to claims that our services violate such laws. Any such new legislation or regulation in the United States or elsewhere or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results, and financial condition and might force us out of business.

If one or more states or any foreign country successfully asserts that we should collect certain taxes on the sale of our services, our net results of operations could be harmed. We do not anticipate that we will collect taxes for our services. However, one or more local, state or foreign jurisdictions may seek to impose tax collection obligations on us. In addition, any expansion of our activities could subject our clients to certain unforeseen tax liability. If we become obligated to collect taxes, we will need to update our system to calculate the appropriate tax for each client and remit the collected taxes to the appropriate authorities. These upgrades will increase our operating expenses. In addition, our potential customers may be discouraged from using our services because they have to pay unexpected taxes, causing our operations to suffer. As a result, we may need to adjust our pricing to retain these clients.

We have not paid any dividends on our common stock and do not plan to do so in the near future.
-------------------------------------------------------------------------------

We have not generated any revenues and therefore cannot legally pay our common stock shareholders any dividends. Even if we do generate revenues, our plan is to use all of our available capital to effectuate our business plan. You should not purchase our common stock expecting to receive dividends.

Use of Proceeds
----------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
---------------------------------

Factors Used to Determine Share Price. There is no established market price for our common stock. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. The offering price was arbitrarily determined by the selling shareholders.

Dilution
---------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
-------------------------

The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

------------------------------------------------- ----------------------------------------- -------------------------------------

          Name of Selling Security Holder           Shares of Common Stock Owned Before      Shares of Common Stock Owned After
                                                                  Offering                                Offering
================================================= ========================================= =====================================
---------------------------------------------------------------------------------------------------------------------------------
Donald Borrie(1)                                                3,050,000                                   0
---------------------------------------------------------------------------------------------------------------------------------
Daniel Betson(2)                                                2,050,000                                   0
---------------------------------------------------------------------------------------------------------------------------------
Mike Garbutt                                                     140,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Keith Brown                                                      130,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Art Knight                                                       120,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Paul Facto                                                       130,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Gord Ferguson                                                    140,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Jim Leavens                                                      100,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Guy Adamson                                                      140,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Mike Pietrangelo                                                 100,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Andrew Bunker                                                    140,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Greg Over                                                        120,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Vince Cicchelli                                                   80,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Diane Cicchelli                                                  110,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Rita Raffa                                                        60,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Ricco Raffa                                                       70,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Rick Dilena                                                      120,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
George Stoyanchin                                                120,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Mike Hooper                                                      130,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Dan Domincio                                                     120,000                                    0
---------------------------------------------------------------------------------------------------------------------------------




                                       9



Mark Armstrong                                                   130,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Frank Marson                                                     140,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
John Brown                                                       120,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Joe Arezza                                                       140,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Julie King                                                       100,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Sharone Irvine                                                   150,000                                    0
---------------------------------------------------------------------------------------------------------------------------------
Denise Neville                                                   150,000                                    0
---------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Borrie was our President and a member of our Board of Directors. He is deceased and we believe his estate owns the shares issued to Mr. Borrie.
(2) Mr. Betson is our President, Secretary and the sole member of our Board of Directors.


None of the selling shareholders are broker-dealers or affiliates of a broker-dealer. Each of the selling shareholders acquired their shares in a transaction which satisfied the provisions of Regulations S. The certificates issued to each selling shareholder contain a legend which specifies that the shares were not acquired by a U.S. person and or acquired in an offshore transaction. Each of the selling shareholders also agreed, as evidenced by the legend on their respective share certificates, that they would not, within one
(1) year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective Registration Statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

The following table lists the names, addresses, number of shares, purchase price and date of purchase of the shares of each selling shareholder.

-------------------------------- ---------------------------------- ----------------------- -------------------- -------------------
           INVESTOR                           ADDRESS                  NUMBER OF SHARES       PURCHASE PRICE      DATE OF PURCHASE
================================ ================================== ======================= ==================== ===================
------------------------------------------------------------------------------------------------------------------------------------
Donald Borrie                  Suite 321-1001 Cedar Glen Gate,           3,050,000                 n/a                 n/a
                               Etobicoke, Ontario M9A 4L34R2
------------------------------------------------------------------------------------------------------------------------------------
Daniel Betson                  265 Enfield Place #1410,
                               Mississagua, Ontario L5B 3Y7              2,050,000                 n/a                 n/a
------------------------------------------------------------------------------------------------------------------------------------
Mike Garbutt                   142-4th Street, Etobicoke, Ontario
                               M9W 2Y9                                    140,000                $1,400           April 11, 2001
------------------------------------------------------------------------------------------------------------------------------------
Keith Brown                    36 Arcadian Circle, Apt. 2,
                               Toronto, Ontario M9W 2Y9                   130,000                $1,300           April 20, 2001
------------------------------------------------------------------------------------------------------------------------------------
Art Knight                     70 Coulter Avenue, Weston,
                               Ontario M9N 1P6                            120,000                $1,200           April 15, 2001
------------------------------------------------------------------------------------------------------------------------------------
Paul Facto                     4165 Fieldgate Drive, Unit 91,
                               Mississagua, Ontario L4W 2M9               130,000                $1,300           April 11, 2001
------------------------------------------------------------------------------------------------------------------------------------
Gord Ferguson                  1951 Bathburn Road East, #68,
                               Mississagua, Ontario L4W 2N9               140,000                $1,400           April 28, 2001
------------------------------------------------------------------------------------------------------------------------------------
Jim Leavens                    14 Winterton Drive, Islington,
                               Ontario M9B 3G6                            100,000                $1,000           April 15, 2001
------------------------------------------------------------------------------------------------------------------------------------
Guy Adamson                    4165 Fieldgate Drive, Unit 5,
                               Mississagua, Ontario L4W 2M9               140,000                 $1,400          April 12, 2001
------------------------------------------------------------------------------------------------------------------------------------
Mike Pietrangelo               4 Eastglen Crest, Etobicoke,
                               Ontario M9B 4P7                            100,000                $1,000           April 12, 2001
------------------------------------------------------------------------------------------------------------------------------------
Andrew Bunker                  505 Slingerland Court, Newmarket,
                               Ontario L3Y 1X8                            140,000                $1,400           April 26, 2001
------------------------------------------------------------------------------------------------------------------------------------
Greg Over                      5095 Silverwater Mill Crest,
                               Etobicoke, Ontario L5V 2B6                 120,000                $1,200           April 24, 2001
------------------------------------------------------------------------------------------------------------------------------------
Vince Cicchelli                53 Lemonwood Drive, Etobicoke,
                               Ontario M9A 4L3                             80,000                 $800             May 3, 2001
------------------------------------------------------------------------------------------------------------------------------------
Diane Cicchelli                70 Maitland Street, Brampton,
                               Ontario L6S 3C2                            110,000                $1,100            May 3, 2001
------------------------------------------------------------------------------------------------------------------------------------
Rita Raffa                     53 Lemonwood Drive, Etobicoke,
                               Ontario M9A 4L3                             60,000                 $600             May 3, 2001
------------------------------------------------------------------------------------------------------------------------------------
Ricco Raffa                    53 Lemonwood Drive, Etobicoke,
                               Ontario M9A 4L3                             70,000                 $700             May 7, 2001
------------------------------------------------------------------------------------------------------------------------------------



                                       10



Rick Dilena                    39 Avonhurst Road, Etobicoke,
                               Ontario M9A 2G7                            120,000                $1,200            May 3, 2001
------------------------------------------------------------------------------------------------------------------------------------
George Stoyanchin              9 Allanhurst Drive, Islington,
                               Ontario M9A 4J4                            120,000                $1,200            May 3, 2001
------------------------------------------------------------------------------------------------------------------------------------
Mike Hooper                    65 Sandwell Drive, Unit 4, Weston,
                               Ontario M9R 3R4                            130,000                $1,300            May 2, 2001
------------------------------------------------------------------------------------------------------------------------------------
Dan Domincio                   27 Featherwood Place, Etobicoke,
                               Ontario M9A 4V7                            120,000                $1,200            May 3, 2001
------------------------------------------------------------------------------------------------------------------------------------
Mark Armstrong                 28 Holley Avenue, Weston, Ontario
                               M9W 2C5                                    130,000                $1,300            May 2, 2001
------------------------------------------------------------------------------------------------------------------------------------
Frank Marson                   41 Walwyn Avenue, Weston, Ontario
                               M9N 3H6                                    140,000                $1,400            May 4, 2001
------------------------------------------------------------------------------------------------------------------------------------
John Brown                     606-3375 Ponytail Drive,
                               Mississagua, Ontario L4X 1V8               120,000                $1,200            May 4, 2001
------------------------------------------------------------------------------------------------------------------------------------
Joe Arezza                     1 Sirlancelot Ct., Bolton, Ontario
                               L7E 1N6                                    140,000                $1,400            May 3, 2001
------------------------------------------------------------------------------------------------------------------------------------
Julie King                     4165 Fieldgate Drive, Unit 5,
                               Mississagua, Ontario L4W 2M9               100,000                $1,000            May 8, 2001
------------------------------------------------------------------------------------------------------------------------------------
Sharone Irvine                 876 Preston Manor Drive,
                               Mississagua, Ontario L5V 2L5               150,000                $1,500            May 10, 2001
------------------------------------------------------------------------------------------------------------------------------------
Denise Neville                 4165 Fieldgate Drive, Unit 86,             150,000                $1,500           April 27, 2001
                               Mississagua, Ontario L4W 2M9
------------------------------------------------------------------------------------------------------------------------------------

Plan of Distribution
---------------------

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

Regulation M, and Rules 100 through 105 under Regulation M, govern the activities of issuers, underwriters, and other persons participating in a securities offering and contain provisions designed to eliminate the risks of illegal manipulation of the market price of securities by those persons.

Regulation M proscribes certain activities that offering participants could use to manipulate the price of an offered security. Regulation M contains six rules covering the following activities during a securities offering: (1) activities by underwriters or other persons who are participating in a distribution (i.e., distribution participants) and their affiliated purchasers; (2) activities by the issuer or selling security holder and their affiliated purchasers; (3) NASDAQ passive market making; (4) stabilization, transactions to cover syndicate short positions, and penalty bids; and (5) short selling in advance of a public offering. Of particular importance to our selling security holders, and potential purchasers of their shares being offered for resale, are Rule 102 and Rule 104.

Rule 102 applies only during a "restricted period" that commences one or five business days before the day of the pricing of the offered security and continues until the distribution is over. Rule 102 covers issuers, selling security holders, and related persons. The rule allows issuers and selling security holders to engage in market activities prior to the applicable restricted period. During the restricted period, Rule 102 permits bids and purchases of odd-lots, transactions in connection with issuer plans, and exercises of options or convertible securities by the issuer's affiliated purchasers, and transactions in commodity pool or limited partnership interests during distributions of those securities.


Rule 104 makes it unlawful for any person, directly or indirectly, to stabilize, to effect any syndicate covering transaction, or to impose a penalty bid, in connection with an offering of any security, in contravention of the provisions of Rule 104. Rule 104 also provides that no stabilizing shall be effected at a price that a person stabilizing knows or has reason to know is in contravention of Rule 104, or is the result of activity that is fraudulent, manipulative, or deceptive under applicable securities laws, or any rule or regulation thereunder. Rule 104 allows underwriters to initiate and change stabilizing bids based on the current price in the principal market (whether U.S. or foreign), as long as the bid does not exceed the offering price. Also, by providing for greater disclosure and record keeping of transactions that can influence market prices immediately following an offering, Rule 104 addresses the fact that underwriters now engage in substantial syndicate-related market activity, and enforce penalty bids in order to reduce volatility in the market for the offered security.


We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M.

Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
------------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officer and director will hold office until his resignation or removal.

Our directors and principal executive officers are as specified on the following table:

================= =============== =============================================
Name                    Age       Position
----------------- --------------- ---------------------------------------------
Daniel Betson           40        President, Secretary and sole Director
================= =============== =============================================

[material omitted]
-------------------

Daniel Betson, age 40, is our President, Secretary and the sole member of our Board of Directors. Mr. Betson studied Economics for one year at Queens University. Mr. Betson studied the Arts for 2 years at York University. He also took one year to study Business Administration at Humber College. From 1984 to 1988, Mr. Betson worked at Molson Breweries. From 1988 to the present, Mr. Betson has worked as a station attendant for Air Canada at Lester B. Pearson Airport. He is not an officer or director of any other reporting company. He has been our Secretary and a member of our Board of Directors since August 17, 2000. He was elected as our president after the unfortunate death of Mr. Borrie, our former president.


[material omitted]
------------------

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining Mr. Betson from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting Mr. Betson of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.


Security Ownership of Certain Beneficial Owners and Management
---------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 25, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

======================= ====================================== =================================== ===========================
    Title of Class      Name of Beneficial Owner                   Amount of Beneficial Owner            Percent of Class
----------------------- -------------------------------------- ----------------------------------- ---------------------------
     Common Stock       Donald Borrie's Estate                          3,050,000 shares                       37.65%
----------------------- -------------------------------------- ----------------------------------- ---------------------------
     Common Stock       Daniel Betson                                   2,050,000 shares                       25.31%
----------------------- -------------------------------------- ----------------------------------- ---------------------------
     Common Stock       All directors and named executive               2,050,000 shares                       25.31%
                        officers as a Group
======================= ====================================== =================================== ===========================


Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(C) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 50,000,000 shares of $.001 par value common stock. Each share of common stock has equal rights and preferences, including voting privileges. We are authorized to issue 5,000,000 shares of $.001 par value preferred stock. As of September 25, 2002, 8,100,000 shares of our common stock were issued and outstanding. As of September 25, 2002, none of our preferred stock was issued and outstanding.


Because the sale of our equity securities is one means of raising capital, we anticipate issuing some or all of our remaining 41,900,000 shares of common stock and some or all of our 5,000,000 shares of preferred stock. We also contemplate reserving some of our common stock for use in the stock option plan for our employees.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for dividends. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

[material omitted]
------------------

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Donald Borrie and Daniel Betson organized the company and in August, 2000 were each issued a significant number of founders' shares as compensation of their initial services to the company and for their capitalization of the company. Mr. Borrie received 3,050,000 shares of our common stock and Mr. Betson received 2,050,000 shares of our common stock as founders' shares. Those shares were valued at par value, which is $0.001 per share. Based on the proposed maximum offering price per share, Mr. Borrie's estate would realize a profit of approximately $762,500 if all of his offered shares were sold at the proposed maximum offering price. Mr. Betson would realize a profit of $512,500 if all of his offered shares were sold at the proposed maximum offering price.

Description of Business
-----------------------

Our Background. AcquireStuff.com, Inc, was incorporated pursuant to the laws of the State of Delaware on August 17, 2000.

Our Business. We are a developmental stage company and we intend to locate and hire a select group of independent commodity tax consultants who have knowledge and understanding of certain tax systems. Our focus will initially be on the Canadian tax system [material omitted]. We intend to provide our prospective clients with tax services including, but not limited to, retroactive audits to determine how issues, rulings, changes in legislation and government incentive programs may affect the taxes that our prospective clients pay. If it is determined that a particular company has overpaid taxes or has missed an opportunity to recover or receive a refund, we shall assist such company in obtaining the funds.

We have not yet generated any revenues from the sale of our services.

Our Services. Our initial focus will be in the Canadian market. Therefore, the following discussion shall focus on our proposed activities in Canada. We intend to provide the support and assistance commodity tax specialists who will review current and past corporate tax returns and locate any over payments or opportunities for tax refunds, returns or grants that the client may not be aware of.

We intend to assist our clients in identifying potential tax refunds or overpayments of taxes as well as assisting in the application process by which those clients may receive and/or recover funds where applicable. For such services, we will enter into agreements with our clients which will entitle us to a percentage of any recovery.

After our initial contact with a prospective client, and the subsequent selling of our services to that client, we will have an auditor visit the client and perform a forensic office to determine if the client has overpaid any commodity taxes. If overpayments are located, we will assist the client in obtaining a refund or credit.

We believe that many companies are not aware of the term "commodity taxes". The term "commodity taxes" is a general term used to describe taxes that are levied on property and services. In the United States such taxes are described as "indirect taxes".

For companies operating within Canada, the term "commodity taxes" refers primarily to sales tax of general application as well as the other indirect taxes such as taxes placed on fuels, tobacco and alcoholic beverages. In addition, custom duties and excise taxes fall under this category of taxes as they are selective taxes on goods.

Unlike income taxes which are paid monthly, quarterly and annually, commodity taxes are paid each time a taxable item is purchased. Therefore, we believe that commodity taxes usually affect a larger amount of a company's transactions than income taxes. We believe that there are companies operating in Canada today that are unaware that they are, in some cases, overpaying their commodity taxes every year.

We do not believe that overpayments to the Canadian Customs and Revenue Agency, or CCRA, are limited by the size of a company. We believe that misinterpretation of the many amendments, adjustments and policy changes regarding commodity taxes creates, in some cases, a windfall for the CCRA.

We believe there are in excess of one million companies currently operating within Canada. We plan on targeting clients which are multi-million dollar a year companies as well as small independent companies which are generating over $1,000,000.00 in revenue per year. We hope to assist such clients in the enhancement of the client's finances using suppliers' checks and credits, tax deductions, government tax refunds and/or internal deductions from current tax remittances. Home or small businesses which have less than 20 employees do not fit our criteria (i.e. a company that generates $1 million or more in revenue, per annum).

We believe that Canada has an affluent, advanced industrial economy that closely resembles that of the United States in its per capita output, market-orientation, and its pattern of production. We expect that as the Canadian economy continues to expand, companies operating within Canada will continue to overpay their required tax filings, thereby providing a significant opportunity for us to capitalize and provide our services.

Our Proposed Website and Advertising. Our proposed website is not currently operational, although we have reserved a domain name. As our proposed website is currently under construction, we anticipate that it will be operational in the first quarter of 2002. The website will feature information in content relating to Canadian tax issues. Concurrently we require additional capital to pay for the design and hosting of the website. Our proposed website will primarily be used for advertising purposes only. Through the use of our proposed website, the telephone and the fax, we intend to contact, and introduce ourselves to, prospective clients.

We hope to find a suitable replacement for Mr. Borrie, our former president and member of our board of directors, who has the experience and can use his or her working experience and contacts within the tax industry to locate and hire a select number of independent commodity tax specialists who have an ongoing, comprehensive knowledge and understanding of the existing corporate tax systems. We will strive to provide companies with services such as retroactive audits on a general or specific basis to determine how issues, rulings, changes in legislation and government incentive programs may affect the taxes and expenditures that such companies are currently paying or have paid in the past.

If and when it is determined that a client has over-paid or missed an opportunity to recover or receive funds, we will strive to assist the client in obtaining such funds. In return, we shall receive a percentage of any recovered amount.

Internet Advertising. If we generate significant revenues, we anticipate that we will expand and develop our proposed website as a market for advertising our services. If we develop our website as we anticipate, we may be able to generate advertising revenues from companies which have complementary products or services and desire to advertise on our proposed website. However, as indicated above, our proposed website will not be our main focus. We hope to attract potential clients via the telephone and facsimile.

Our Target Markets and Marketing Strategy. As discussed above, our initial focus will be on companies located within Canada. We believe that some of these companies have incorrectly filed their corporate commodity tax submissions and, as a result, have overpaid taxes.

We intend to create a simple yet informative website that will provide corporate controllers and accountants with required information about our services and fees. We will not depend solely on our proposed website, however. In order to generate the majority of new clients, we intend to utilize not only our proposed website, but also the telephone and facsimile to contact and inform potential customers.

It is expected that eventually we will retain an independent, professional telephone marketing and sales staff. In our search for qualified personnel, we will attempt to locate individuals who have a general understanding of the tax system. However, we plan to provide our staff with updated information and resources so that they will be able to communicate with clients with the requisite knowledge and professionalism.

Once the initial contact has been made with a prospective client and interest has been generated, a simple 2 or 3-page information sheet and agreement will be faxed to the client.

We believe that marketing studies have shown that generating interest can be accomplished by first establishing telephone contact, then follow up with faxed documentation and subsequent telephone calls. Moreover, we do not believe that this approach to marketing our services will require a significant outlay of corporate capital.

We hope to generate our initial clients through introductions by our current officer and director. We also hope to generate clients through the independent contractors we intend to retain.

Growth Strategy. Our objective is to become a recognized provider of reliable, professional tax services. Our strategy is to provide clients with exceptional, effective service. Key elements of our strategy include plans to:

     o    negotiate service agreements with target companies;
     o continue to expand our advertising opportunities, including, but not limited to, our proposed website;
     o    establish and then increase a client base; and
     o    provide companion services (not yet determined).

[material omitted]
-------------------

Impact of Government Regulations on our Business and our Competition. The area of commodity tax recovery in Canada is complicated, and further confused by the almost weekly amendments, adjustments and policy changes concerning commodity taxation issued by the Canada Customs and Revenue Agency, or CCRA. The continuing rule changes have created a great deal of confusion on the part of the taxed parties and have resulted in commodity tax disputes. There are only a few firms that specialize in the niche market of recovering these overpayments. However, most of our competitors target large corporate clients, specifically companies that generate $50 million or more in annual revenues. Because our initial target market is aimed towards much smaller companies, specifically those that generate about $1 million in annual revenues, we hope to avoid direct head-to-head competition with the largest firms.

Our Research and Development. We are not currently conducting any research and development activities. We do not anticipate conducting such activities in the near future. If we generate significant revenues, we may expand our services to include tax-related assistance in other areas of taxation.


Employees. As of June 30, 2002, we had no employees other than our officers.
We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. However, we do believe we will enter into agreements with independent contractors to provide tax advice services. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain qualified independent contractors.


Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the period from August 17, 2000 (date of inception) to December 31, 2000.
-----------------------------------------------------------------------------


Liquidity and Capital Resources. We were incorporated on August 17, 2000 and our only material expenses from inception through December 31, 2000 were legal and professional fees of $3,500 and non-recurring consulting fees of $5,100. From inception (August 17, 2000) to December 31, 2000, we experienced a net loss from operations of $8,600. At December 31, 2000 we did not have any assets and we had liabilities of $3,500 which was represented by accounts payable and accrued expenses.


Results of Operations. We did not realize any revenue from operations from formation (August 17, 2000) through December 31, 2000.

For the year ended December 31, 2001.
--------------------------------------

Liquidity and Capital Resources. For the year ended December 31, 2001, our expenses totaled $18,578. Those expenses consisted of: $16,864 in legal and professional fees; $1,223 in office supplies and expense; and $491 in telephone and communication expenses. For the year ended December 31, 2001, we experienced a net loss of $18,578. From inception (August 17, 2000) to December 31, 2001, we experienced a net loss from operations of $27,178. At December 31, 2001 our only asset consisted of cash of $17,266. At December 31, 2001, we had total current liabilities of $7,044 which was represented by accounts payable and accrued expenses.

Results of Operations. For the year ended December 31, 2001, we did not realize any revenue from operations. From our inception on August 17, 2000 to December 31, 2001 we had not earned any revenues.


For the six-month period ended June 30, 2002 compared to the six-month period ended June 30, 2001.
----------------------------------------------------------------------------

Liquidity and Capital Resources. For the six-month period ended June 30, 2002, we incurred the following expenses: professional fees of $17,241 compared to $3,610 in professional fees for the six-month period ended June 30, 2001; office expense of $391 compared to office expense of $1,039 for the six-month period ended June 30, 2001. For the six-month period ended June 30, 2002, we experienced a net loss of $17,632 compared to a net loss of $4,649 for the corresponding period in 2001. From inception (August 17, 2000) to June 30, 2002, we experienced a net loss from operations of $44,810. Our only current sources of capital is [material omitted] cash at June 30, 2002 of $7,375. At June 30, 2002, our liabilities amounted to $785 which was represented by accounts payable and accrued expenses. We will require additional financing to complete our business plan [material omitted] and complete the construction of our website.

Results of Operations. During the six-month period ended June 30, 2002 we did not realize any revenues. We did not realize any revenue from operations from formation (August 17, 2000) June 30, 2002. We will be required to pay the costs of registering the shares being offered by the selling shareholders. Although we have already paid a substantial portion of those costs, additional associated costs will further strain our cash resources.

Our Plan of Operation for the Next Twelve Months. We intend to initiate our advertising campaign through the Internet, phone and facsimile. We hope to negotiate independent contractors' agreements with qualified tax experts. We will also begin developing our website.

In order to move forward with our business plan, we will need funding of approximately $30,000 during the next 12 months. We estimate that such funding will allow us to move forward with our business plan and pay our expenses. We plan on generating the funding through the sale of our capital stock or through borrowings. Such financing will also assist in the completion of the design and hosting of our proposed website. We do not have any commitments for additional financing nor can we be sure that we will be able to arrange for borrowings on favorable terms, if at all. Our inability to raise additional funding will harm our ability to move forward with our business plan which will, in turn, hurt our ability to earn revenues.

There can be no assurance that additional funding will be available under favorable terms, if at all. If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of the services we intend to provide. We may have to sell some of our securities if we cannot raise capital any other way. We believe we have raised enough capital to allow us to meet our financial obligations for a period of at least the next twelve months, except that we cannot fully implement our business plan without raising additional capital to complete both our website and our marketing and advertising objectives. [material omitted]

Description of Property
-----------------------


Property held by us. As of the date specified in the following table, we held the following property:

============= ======================= ====================== ==================
Property         December 31, 2000       December 31, 2001      June 30, 2002
------------- ----------------------- ---------------------- ------------------
Cash                   $0.00                 $17,266.00             $7,375
============= ======================= ====================== ==================

Our Facilities. Our executive, administrative and operating offices are located at 265 Enfield Place, Mississauga, Ontario, L5B 3Y7. This is Mr. Betson's home and he provided its use at no cost to the company.

Certain Relationships and Related Transactions
----------------------------------------------

Conflicts Related to Other Business Activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

Specifically, since 1988 Mr. Betson has been employed full time by Air Canada Airlines as a station attendant working at the Toronto Lester B. Pearson. He has been working part-time on the company's business plan since early in 2000. [material omitted] Mr. Betson has not diverted any work away from the company for his own benefit, or taken advantage of any business prospects of the company.

We will attempt to resolve any conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, we will be required to file quarterly reports and annual reports which contain our financial statements for each quarter and an audited financial statement at year end. We will also be required to file reports on Form 8-K relating to any material information which is important for investors in our securities to know. We will have a continuing reporting obligation under the Exchange Act of 1934 once the registration statement becomes effective. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that could be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 or that we have agreed to register under the Securities Act of 1933 for sale by security holders. The approximate number of holders of record of shares of our common stock is twenty seven (27).

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our President and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2001. Our Board of Directors anticipates adopting an incentive stock option plan for our executive officers by the third quarter of 2002 which would result in additional compensation.


====================================== ========= ============= ================ ================== =====================
Name and Principal Position              Year       Annual          Bonus         Other Annual          All Other
                                                  Salary ($)   Compensation($)  Compensation ($)       Compensation
-------------------------------------- --------- ------------- ---------------- ------------------ ---------------------
Daniel Betson                             2001       None           None              None                 None
President, Secretary, Director
====================================== ========= ============= ================ ================== =====================



Compensation of Directors. Our sole director receives no extra compensation for his service on our Board of Directors.

Compensation of Officers. As of June 30, 2002, our officer has not received compensation for his services provided to us.

Employment Contracts. We anticipate that we will enter into an employment contract with Daniel Betson during the first quarter of fiscal 2003. We do not currently know the material terms of those contracts. Those contracts will be filed with the Securities Exchange Commission once they are finalized.

Financial Statements
--------------------



                             ACQUIRESTUFF.COM, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS

                                  JUNE 30, 2002

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                  JUNE 30, 2002

                                   (UNAUDITED)

                                     ASSETS
                                     ------

Current assets
   Cash                                                           $       7,375
   Other current assets                                                     ---
                                                                  -------------

       Total current assets                                               7,375

Other assets                                                                ---
                                                                  -------------

          Total assets                                            $       7,375
                                                                  =============



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
   Accounts payable and accrued expenses                          $         785
                                                                  -------------

       Total current liabilities                                            785

Commitments and contingencies

Stockholders' Equity
    Preferred stock, $.001 par value;
       Authorized shares-- 5,000,000
       Issued and outstanding shares-- 0                                    ---
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 8,100,000                          8,100
    Additional paid-in capital                                           43,300
    Deficit accumulated during the development stage                    (44,810)
                                                                  -------------

       Total stockholders' equity                                         6,590
                                                                  -------------

          Total liabilities and stockholders' equity              $       7,375
                                                                  =============





                See accompanying notes to financial statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                            STATEMENTS OF OPERATIONS

                                   (UNAUDITED)



                                       THREE MONTHS ENDED JUNE 30,            SIX MONTHS ENDED JUNE 30,         AUGUST 17, 2000
                                    ---------------------------------     ---------------------------------      (INCEPTION)
                                           2002              2001               2002               2001          JUNE 30, 2002
                                    ---------------     -------------     ---------------     -------------      -------------
Net revenues                             $     ---          $     ---          $      ---        $      ---         $      ---

Operating expenses
   Consulting services                         ---                ---                 ---               ---              5,100
   Office expense                              192                138                 391             1,039              2,105
   Professional fees                         4,302              2,410              17,241             3,610             37,605
                                          --------           --------           ---------         ---------          ---------

    Total operating expenses                 4,494              2,548              17,632             4,649             44,810
                                          --------           --------           ---------         ---------          ---------

Loss from operations                        (4,494)            (2,548)            (17,632)           (4,649)           (44,810)

Provision  for income tax expense
(benefit)                                      ---                ---                 ---               ---                ---
                                          --------           --------           ---------         ---------          ---------

Net loss/Comprehensive loss              $  (4,494)         $  (2,548)         $  (17,632)       $   (4,649)        $  (44,810)
                                         =========          =========          ==========        ==========         ==========

Net loss/comprehensive loss per
common share-- basic and diluted
                                         $     ---          $     ---          $      ---        $      ---         $      ---
                                         =========          =========          ==========        ==========         ==========

Weighted average of common
shares-- basic and diluted               8,100,000          8,100,000          8,100,000          8,100,000          7,720,000
                                         =========          =========          ==========        ==========          =========




                See accompanying notes to financial statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)



                                                               SIX MONTHS ENDED JUNE 30,          AUGUST 17, 2000
                                                           ---------------------------------        (INCEPTION)-
                                                                2002              2001             JUNE 30, 2002
                                                           --------------    ---------------     -----------------
Cash flows from operating activities
   Net loss                                                $     (17,632)    $       (4,649)     $       (44,810)
   Adjustments  to reconcile net loss to net cash used in
     operating activities
    Cost of services paid with common stock                          ---                ---                5,100
    Changes in operating assets and liabilities
       Increase (decrease) in accounts payable
         and accrued expenses                                     (6,259)            (2,000)                 785
                                                           --------------    ---------------     ----------------

       Net cash provided (used) by operating activities          (23,891)            (6,649)             (38,925)

Cash flows from investing activities                                 ---                ---                  ---
                                                           --------------    ---------------     ----------------

       Net cash provided (used) by investing activities              ---                ---                  ---

Cash flows from financing activities
   Contributions of capital                                       14,000              2,300               16,300
   Proceeds from issuance of common stock                            ---             30,000               30,000
                                                           --------------    ---------------     ----------------

          Net cash provided by financing activities               14,000             32,300               46,300
                                                           --------------    ---------------     ----------------

Net increase (decrease) in cash                                   (9,891)            25,651                7,375

Cash, beginning of period                                         17,266                ---                  ---
                                                           --------------    ---------------     ----------------

Cash, end of period                                        $       7,375     $       25,651      $         7,375
                                                           ==============    ===============     ================

Supplemental disclosure of cash flow information
    Income taxes paid                                      $         ---     $          ---      $           ---
                                                           ==============    ===============     ================
    Interest paid                                          $         ---     $          ---      $           ---
                                                           ==============    ===============     ================



                See accompanying notes to financial statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2002

                                   (UNAUDITED)

Note 1 - NATURE OF OPERATIONS

         Acquirestuff.com, Inc. (the "Company") was incorporated in the state of Delaware on August, 17 2000. The Company provides commodity tax and consulting services for clients subject to the Canadian tax system. The Company is headquartered in Brampton, Ontario, Canada.


NOTE 2 - BASIS OF PRESENTATION

         The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2002 and 2001 are not necessarily indicative of the results that may be expected for the years ended December 31, 2002 and 2001. These financial statements and the related notes should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2001.


NOTE 3 - CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $44,810 since inception through June 30, 2002.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.


NOTE 4 - COMMON STOCK

         On August 18, 2000, the Company issued 5,100,000 shares of its common stock to its officers and founders for consulting services rendered in connection with the initial start-up and organization costs incurred. Since there was no readily available market value at the time the services were rendered, par value of $0.001 per share was considered as a reasonable estimate of fair value by all parties.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2002

                                   (UNAUDITED)

NOTE 4 - COMMON STOCK (continued)

         On May 31, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Regulation S of the Securities Act of 1933 promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on March 19, 2001, the Company issued 3,000,000 shares of its common stock at $0.01 per share for a total of $30,000.

                             ACQUIRESTUFF.COM, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                          Independent Auditor's Report



To the Stockholders of
Acquirestuff.com, Inc.


         I have audited the accompanying balance sheet of Acquirestuff.com, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the two years ended December 31, 2001, and the period August 17, 2000 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acquirestuff.com, Inc. (a development stage company) as of December 31, 2001, and the results of its operations and its cash flows for the two years ended December 31, 2001 and the period April 9, 2001 (inception) through December 31, 2001 in conformity with generally accepted accounting principles in the United States.



                                        /s/ Quintanilla
                                        A Professional Accountancy Corporation
                                        Laguna Niguel, California


                                        February 11, 2002

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                DECEMBER 31, 2001

                                   (UNAUDITED)

                                     ASSETS
                                     ------

Current assets
   Cash                                                           $      17,266
   Other current assets                                                     ---
                                                                  -------------

    Total current assets                                                 17,266

Other assets                                                                ---
                                                                  -------------

    Total assets                                                  $      17,266
                                                                  =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
   Accounts payable and accrued expenses
                                                                          7,044
                                                                  -------------
    Total current liabilities
                                                                          7,044
                                                                  -------------

Stockholders' Equity
      Preferred stock, $.001 par value;
          Authorized shares - 5,000,000
           Issued and outstanding share - 0
                                                                            ---
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 8,100,000                          8,100
    Additional paid-in capital                                           29,300
    Deficit accumulated during the development stage                    (27,178)
                                                                  --------------

       Total stockholders' equity                                        10,222
                                                                  -------------

          Total liabilities and stockholders' equity              $      17,266
                                                                  =============


                See accompanying notes to financial statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                            STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                                                                                AUGUST 17, 2000     AUGUST 17, 2000
                                                              YEAR ENDED         (INCEPTION) -       (INCEPTION) -
                                                           DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 31, 2001
                                                          ------------------   -----------------   -----------------
Net revenues                                                 $         ---       $          ---       $         ---

Operating expenses
   Consulting services                                                 ---                5,100               5,100
   Legal and professional fees                                      16,864                3,500              20,364
   Office supplies and expense                                       1,223                  ---               1,223
   Telephone and communications                                        491                  ---                 491
                                                             -------------        -------------       -------------

    Total operating expenses                                        18,578                8,600              27,178
                                                             -------------        -------------       -------------

Loss from operations                                               (18,578)              (8,600)            (27,178)

Provision for income tax expense (benefit)                             ---                  ---                 ---
                                                             -------------        -------------       -------------

Net loss/Comprehensive loss                                  $     (18,578)      $       (8,600)      $     (27,178)
                                                             =============        =============       =============

Net loss/comprehensive loss per common share --- basic
and diluted                                                  $         ---       $          ---       $         ---
                                                             =============        =============       =============

Weighted average of common shares --- basic and diluted
                                                                 7,344,700            5,100,000           7,248,200
                                                             =============        =============       =============




                See accompanying notes to financial statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              AUGUST 17, 2000 (INCEPTION) THROUGH DECEMBER 31, 2001

                                   (UNAUDITED)


                                             Common Stock             Additional
                                       ---------------------------     Paid-In        Accumulated
                                         Shares          Amount         Capital         Deficit          Total
                                       -----------    -----------     -----------     -----------      -----------

Balance, August 17, 2000                       ---    $       ---     $       ---     $       ---      $       ---

Issuance of common stock,
  August 18, 2000                        5,100,000          5,100             ---             ---            5,100

Net loss/comprehensive loss                    ---            ---             ---          (8,600)          (8,600)
                                       -----------    -----------     -----------     -----------      -----------

Balance, December 31, 2000               5,100,000          5,100            ----          (8,600)          (3,500)
                                       -----------    -----------     -----------     -----------      -----------
Contribution of capital
  April 1, 2001                                ---            ---             300             ---              300

Contribution of capital
  April 12, 2001                               ---            ---             500             ---              500

Issuance of common stock,
  April 12, 2001                           140,000            140           1,260             ---            1,400

Issuance of common stock,
  May 7, 2001                            2,860,000          2,860          25,740             ---           28,600

Contribution of capital,                       ---            ---           1,500             ---            1,500
  June 6, 2001

Net loss/comprehensive loss                    ---            ---             ---         (18,578)         (18,578)
                                       -----------    -----------     -----------     -----------      -----------

Balance, December 31, 2001               8,100,000    $     8,100     $    29,300     $   (27,178)     $    10,222
                                       ===========    ===========     ===========     ===========      ===========






                See accompanying notes to financial statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)


                                                                                 AUGUST 17, 2000     AUGUST 17, 2000
                                                                YEAR ENDED        (INCEPTION) -       (INCEPTION) -
                                                             DECEMBER 31, 2001  DECEMBER 31, 2000   DECEMBER 31, 2001
                                                            ------------------  -----------------   -----------------
Cash flows from operating activities
   Net loss                                                    $    (18,578)       $     (8,600)       $    (27,178)
   Adjustments  to reconcile  net loss to net cash used by
     operating activities
    Cost of consulting services paid with common stock                  ---               5,100               5,100
    Changes in operating assets and liabilities
       Increase (decrease) in accounts payable
         and accrued expenses                                         3,544               3,500               7,044
                                                               ------------        ------------        ------------

          Net cash used by operating activities                     (15,034)                ---             (15,034)
                                                               ------------        ------------        ------------

Cash flows from investing activities                                    ---                 ---                 ---
                                                               ------------        ------------        ------------

Cash flows from financing activities
   Contributions of capital                                           2,300                 ---               2,300
   Proceeds from issuance of common stock                            30,000                 ---              30,000
                                                               ------------        ------------        ------------

          Net cash provided by financing activities                  32,300                 ---              32,300
                                                               ------------        ------------        ------------

Net increase (decrease) in cash                                      17,266                 ---              17,266

Cash, beginning of period                                               ---                 ---                 ---
                                                               ------------        ------------        ------------

Cash, end of period                                            $     17,266        $        ---        $     17,266
                                                               ============        ============        ===========


Supplemental disclosure of cash flow information
    Income taxes paid                                          $        ---        $        ---        $       ---
                                                               ============        ============        ===========
    Interest paid                                              $        ---        $        ---        $       ---
                                                               ============        ============        ===========




                See accompanying notes to financial statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - Acquirestuff.com, Inc. (the "Company") was incorporated in the state of Delaware on August 17, 2000. The Company provides commodity tax and consulting services for clients subject to the Canadian tax system. The Company is headquartered in Brampton, Ontario, Canada.

         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. At December 31, 2000, the Company had no cash or cash equivalents.

         Fair Value of Financial Instruments - The carrying value of accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Revenues and Cost of Services - The Company records revenues when services to its customers are complete and collectibility is reasonably assured. Cost of services provided will consist of the payroll and related expenses of personnel used.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. Upon incorporation in March 2000, the Company adopted this consensus. Such capitalized costs, when applicable, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000



NOTE 2 - CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $27,178 since inception for the year ended December 31, 2001.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.

         Management's plans to mitigate its losses in the near term through the significant reduction of legal and professional fees that were incurred upon incorporation; for the presentation for the preparation of the Company's Private Offering Memorandum; and for the performance of audit and review services. By having completed its registration process over the last six months, the Company has positioned itself to focus on securing its revenues sources, and management currently expects to meet its revenue targets for the remainder of 2002. In addition, should management determine it necessary, the Company will seek to obtain additional financing through the issuance of common stock and increase of ownership equity.

NOTE 3 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by outside, third parties and by the founders. As such, there is no accrual for wages or compensated absences as of December 31, 2001 or 2000.

NOTE 4 - COMMON STOCK

         On August 18, 2000, the Company issued 5,100,000 shares of its common stock to its officers and founders for consulting services rendered in connection with the initial start-up and organization costs incurred. Since there was no readily available market value at the time the services were rendered, par value of $0.001 per share was considered as a reasonable estimate of fair value by all parties.

         On May 31, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Regulation S of the Securities Act of 1933 promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on March 19, 2001, the Company issued 3,000,000 shares of its common stock at $0.01 per share for a total of $30,000.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000



NOTE 5 - INCOME TAXES

         At December 31, 2000, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $27,178, expiring 2021, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $4,000 at December 31, 2001. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($4,000) has been provided for the deferred tax assets.

                             ACQUIRESTUFF.COM, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

                          Independent Auditor's Report



To the Stockholders of
Acquirestuff.com, Inc.


         I have audited the accompanying balance sheet of Acquirestuff.com, Inc., a development stage company, as of December 31, 2000, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period August 17, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acquirestuff.com, Inc., a development stage company, as of December 31, 2000, and the results of its operations and its cash flows for the period August 17, 2000 (inception) through December 31, 2000 in conformity with generally accepted accounting principles in the United States.




                                       /s/ Quintanilla
                                       A Professional Accountancy Corporation
                                       Laguna Niguel, California


                                       August 9, 2001

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                DECEMBER 31, 2000



                                     ASSETS
                                     ------

Current assets
    Cash                                                        $            ---
    Other current assets                                                     ---
                                                                ----------------

       Total current assets                                                  ---

Other assets                                                                 ---
                                                                ----------------

       Total assets                                             $            ---
                                                                ================



                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities
    Accounts payable and accrued expenses                       $          3,500
                                                                ----------------

       Total current liabilities                                           3,500
                                                                ----------------

Contingencies

Stockholders' Deficit
    Preferred stock, $.001 par value;
       Authorized shares-- 5,000,000
       Issued and outstanding shares-- 0                                    ---
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 5,100,000                          5,100
    Additional paid-in capital                                              ---
    Deficit accumulated during the development stage                     (8,600)
                                                                ---------------

       Total stockholders' deficit                                       (3,500)
                                                                ---------------

          Total liabilities and stockholders' deficit           $           ---
                                                                ===============




                 See accompanying notes to financial statements.
                                       36

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

              AUGUST 17, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000



Revenues
    Consulting fees                                           $             ---
    Less: returns and allowances                                            ---
                                                              -----------------

       Net revenues                                                         ---
                                                              -----------------

Operating expenses
    Consulting services                                                   5,100
    Legal and accounting fees                                             3,500
                                                              -----------------

       Total operating expenses                                           8,600
                                                              -----------------

Loss from operations                                                     (8,600)
                                                              -----------------

Provision for income tax expense (benefit)                                  ---
                                                              -----------------

Net loss/Comprehensive loss                                   $          (8,600)
                                                              ==================

Net loss per common share-- basic and diluted                 $             ---
                                                              =================

Weighted average of common shares-- basic and diluted                 5,100,000
                                                              =================





                 See accompanying notes to financial statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

              AUGUST 17, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000


                                       Common Stock              Additional
                                ---------------------------       Paid-In        Accumulated
                                   Shares          Amount         Capital          Deficit          Total
                                ------------    -----------     -----------     ------------     ------------
Balance, August 17, 2000                 ---    $       ---     $       ---     $       ---      $       ---

Issuance of common stock,
  August 18, 2000                  5,100,000          5,100             ---             ---            5,100

Net loss/Comprehensive loss              ---            ---             ---          (8,600)          (8,600)
                                ------------    -----------     -----------     ------------     ------------

Balance, December 31, 2000         5,100,000    $     5,100     $       ---     $    (8,600)     $    (3,500)
                                ============    ===========     ===========     ============     ============





                 See accompanying notes to financial statements.
                                       38





                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                             STATEMENT OF CASH FLOWS

              AUGUST 17, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000



CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                  $          (8,600)
    Adjustments to reconcile net loss to net cash
    used in operating activities
       Cost of consulting services paid with common stock                 5,100
       Changes in operating assets and liabilities
          Increase in accounts payable and accrued expenses               3,500
                                                              -----------------

              Net cash provided by operating activities                     ---
                                                              -----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                        ---
                                                              -----------------

              Net cash provided by investing activities                     ---
                                                              -----------------

CASH FLOWS FROM FINANCING ACTIVITIES                                        ---
                                                              -----------------

              Net cash provided by financing activities                     ---
                                                              -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                   ---

CASH AND CASH EQUIVALENTS, beginning of period                              ---
                                                              -----------------

CASH AND CASH EQUIVALENTS, end of period                      $             ---
                                                              =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                         $             ---
                                                              =================
    Interest paid                                             $             ---
                                                              =================




                 See accompanying notes to financial statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - Acquirestuff.com, Inc. (the "Company") was incorporated in the state of Delaware on August 17, 2000. The Company provides commodity tax and consulting services for clients subject to the Canadian tax system. The Company is headquartered in Brampton, Ontario, Canada.

         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. At December 31, 2000, the Company had no cash or cash equivalents.

         Fair Value of Financial Instruments - The carrying value of accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Revenues and Cost of Services - Once revenues are generated, the Company will record revenues when services to its customers are complete and collectibility is reasonably assured. Cost of services provided will consist of the payroll and related expenses of personnel used.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. Upon incorporation in March 2000, the Company adopted this consensus. Such capitalized costs, when applicable, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.


NOTE 2 - CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $8,600 since inception for the year ended December 31, 2000.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.


NOTE 3 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by outside, third parties and by the founders. As such, there is no accrual for wages or compensated absences as of December 31, 2000.


NOTE 4 - COMMON STOCK

         On August 18, 2000, the Company issued 5,100,000 shares of its common stock to its officers and founders for consulting services rendered in connection with the initial start-up and organization costs incurred. Since there was no readily available market value at the time the services were rendered, par value of $0.001 per share was considered as a reasonable estimate of fair value by all parties.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



NOTE 5 - INCOME TAXES

         At December 31, 2000, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $8,600, expiring 2015, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $1,300 at December 31, 2000. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($1,300) has been provided for the deferred tax assets.


Note 6 - SUBSEQUENT EVENTS

         On May 31, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Regulation S of the Securities Act of 1933 promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on March 19, 2001, the Company issued 3,000,000 shares of its common stock at $0.01 per share for a total of $30,000.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

Our Board of Directors appointed Quintanilla Accountancy Corporation to audit our financials statements from August 17, 2000 (our date of formation) through December 31, 2000, and from January 1, 2001 to December 31, 2001..


There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS


The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.


                                     EXPERTS

Our financial statements for the period August 17, 2000 (inception) through December 31, 2000, and those from January 1, 2001 to December 31, 2001, appearing in this prospectus which is part of a Registration Statement have been audited by Quintanilla Accountancy Corporation and are included in reliance upon such reports given upon the authority of Quintanilla Accountancy Corporation, as experts in accounting and auditing. We have also included financial statements for the period from January 1, 2002, to June 30, 2002.


                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Sixth of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     o any breach of such director's duty of loyalty to us or our security holders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article Sixth of our Certificate of Incorporation also provides that we will indemnify our directors to the fullest and most complete extent permitted by Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under the Delaware General Corporation Law. Our Certificate of Incorporation also provides that to the extent that Delaware General Corporation Law is amended to permit further indemnification, we will so indemnify our directors.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

==================================== ================ =======================
Registration Fees                    Approximately                   $534.60
------------------------------------ ---------------- -----------------------
Transfer Agent Fees                  Approximately                   $200.00
------------------------------------ ---------------- -----------------------
Costs of Printing and Engraving      Approximately                   $200.00
------------------------------------ ---------------- -----------------------
Legal Fees                           Approximately                $10,000.00
------------------------------------ ---------------- -----------------------
Accounting Fees                      Approximately                 $5,000.00
==================================== ================ =======================

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In August, 2000, Donald Borrie and Daniel Betson organized the company and were each issued a significant number of founders' shares as compensation of their initial services to the company and for their capitalization of the company. Mr. Borrie received 3,050,000 shares of our common stock and Mr. Betson received 2,050,000 shares of our common stock as founders' shares. That stock was valued at $.001 per share. As both Mr. Borrie and Mr. Betson were, at the time of issuance, "non-U.S. persons", we believe that the shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission

Commencing in or around April 2001, until in or around May 2001, we issued 3,000,000 shares of our common stock for $.01 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "non U.S. persons", as that term is defined under applicable federal and state securities laws. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of these shares. The net proceeds to us were approximately $30,000.00.

Exhibits
--------

Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.       Underwriting Agreement (not applicable)

3.1      Certificate of Incorporation*
         (Charter Document)

3.2      Bylaws*

5.       Opinion Re: Legality*

8.       Opinion Re: Tax Matters (not applicable)

11.      Statement Re: Computation of Per Share Earnings**

15.      Letter on unaudited interim financial information **

23.1     Consent of Auditors

23.2     Consent of Counsel*

24.      Power of Attorney*

* Previously filed as an exhibit to Form SB-2 on September 12, 2001 and incorporated by this reference.

** Included in Financial Statements

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Amendment to Registration Statement to be signed on our behalf by the undersigned, in the city of Brampton, Ontario, Canada on September 25, 2002.

                                AcquireStuff.com, Inc., a Delaware corporation


                                By: /s/ Daniel Betson
                                    -----------------------------------
                                    Daniel Betson
                               Its: President, Secretary and Director



In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:




/s/ Daniel Betson                                     September 25, 2002
-----------------------------
Daniel Betson
President, Secretary and sole Director